SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 28, 2006
(Date of earliest event reported)

IMPART MEDIA GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-09358	88-0441338
(Commission File No.)	(I.R.S. Employer Identification No.)

1300 North Northlake Way
Seattle, Washington 98103
(Address of principal executive offices; zip code)

(206) 633-1852
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

The description of the agreements contained in Item 2.01 is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 28, 2006, Impart Media Advertising, Inc., our wholly-owned subsidiary (“Advertising Sub”), acquired substantially all of the assets of E&M Advertising, Inc., E&M West/Camelot Media, Inc. and NextReflex, Inc. (collectively, the “Sellers”). Prior to the consummation of the acquisition, the Sellers were engaged in the placement and marketing of direct response media. The acquisition was effected pursuant to an Asset Purchase Agreement dated as of February 28, 2006 (the “Purchase Agreement”), by and among our company, Advertising Sub and the Sellers.

In consideration for the purchase of the assets of the Sellers, we agreed (i) to pay to the Sellers, or their designees, an aggregate of $800,000, of which $200,000 was paid on the closing date, $400,000 is required to be paid upon the earlier of March 15, 2006 and the date that Advertising Sub receives at least $600,000 in cash from accounts receivable acquired in the transaction and the remaining $200,000 is required to be paid on the first anniversary of the closing date and (ii) to issue to the Sellers, or their designees, an aggregate of 1,608,392 restricted shares of our common stock, $.001 par value per share (the “Common Stock”).

Concurrently with the consummation of the acquisition, we entered into an employment agreement with Michael Medico, the founder, principal officer and shareholder of the Sellers, pursuant to which Mr. Medico will serve as an Executive Vice President of our company and President of Advertising Sub. Mr. Medico’s employment agreement provides for, among other things, a three-year employment term and an annual base salary of $125,000. In addition to his base salary, Mr. Medico is entitled to receive an annual cash bonus based on a percentage of Advertising Sub’s EBITDA (as defined) and cash commissions equal to a percentage of advertising sales by Advertising Sub and certain hardware sales by our company.

In the event his employment is terminated for any reason other than (i) by us for Cause (as defined) or (ii) by him for Good Reason (as defined), we are required to pay Mr. Medico a severance amount equal to his annual base salary, pro-rated, for the lesser of (x) the remainder of the original term of the agreement or (y) the twelve (12) month period following the effective date of termination.

On March 6, 2006, we issued a press release announcing the consummation of the transactions described herein, a copy of which is filed herewith as Exhibit 99.1.

The above description of the acquisition and the material agreements is not a complete description of the material terms of the transaction or the material agreements and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities.

On February 28, 2006, in connection with the closing of the transaction discussed in Item 2.01 above, we issued an aggregate of 1,608,392 shares of our Common Stock to the Sellers, or their respective designees. Such issuance was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis of (i) certain representations and warranties made by each Seller in the Purchase Agreement, (ii) that such issuance did not involve a public offering and (iii) that no underwriting fees or sales commissions were paid by us in connection with such issuance.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

Effective February 28, 2006, we appointed Michael Medico as Executive Vice President of our company and President of Advertising Sub. The description of Mr. Medico’s employment agreements contained in Item 2.01 is incorporated by reference herein. The biographical information regarding Mr. Medico required by this Item is set below.

Michael Medico.
Mr. Medico has served as an Executive Vice President of our company and President of Impart Media Advertising, Inc., our wholly-owned subsidiary, since February 2006. Prior to joining our company, he founded E&M Advertising, Inc., NextReflex, Inc. and E&M West/Camelot Media, Inc., providers of direct response media services, and served as a director and chief executive officer of such companies from their respective dates of incorporation in 1981, 2000 and 2002 until we purchased their assets in February 2006.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements, if any, required by this Item will be filed by within the time period prescribed by this Item.

(b)	Pro Forma Financial Information.

Pro forma financial information, if any, required by this item will be filed by within the time period prescribed by this item.

(c)	Exhibits.

Number	Documents

2.1	Asset Purchase Agreement, dated as of February 28, 2006, by and among our company, Impart Media Advertising, Inc., E&M Advertising, Inc., E&M West/Camelot Media, Inc. and NextReflex, Inc.

10.1	Employment Agreement, dated as of February 28, 2006, by and between our company and Michael Medico.

99.1	Press Release, dated March 6, 2006, announcing the asset acquisition and the other transactions described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPART MEDIA GROUP, INC.

Date: March 6, 2006	By:	/s/ Joseph F. Martinez
Joseph F. Martinez
Chief Financial Officer

EXHBIT INDEX

Number	Documents

2.1	Asset Purchase Agreement, dated as of February 28, 2006, by and among our company, Impart Media Advertising, Inc., E&M Advertising, Inc., E&M West/Camelot Media, Inc. and NextReflex, Inc.

10.1	Employment Agreement, dated as of February 28, 2006, by and between our company and Michael Medico.

99.1	Press Release, dated March 6, 2006, announcing the asset acquisition and the other transactions described herein.